EXPLORING AND DEVELOPING

WORLD ENERGY FRONTIERS

Sentry Petroleum

EXPLORATION STRATEGY GUIDE

A NOTE FROM PRESIDENT RAJ RAJESWARAN

Much has changed in the last twenty years. Basins in the once prolific NorthAmerica have mostly petered out and no longer provide the opportunities that investors expect from oil investing. To make something "big" happen it seemed clear to me that international exploration efforts were necessary and welcomed. As such I began to investigate regions of the world that presented world-class opportunities for oil and gas discovery.

My criteria were clear: explore for hydrocarbons in a region that was under explored and yet had a lucrative history of oil discovery. The country had to be politically stable, and offer excellent commercial terms. And, there had to be highly skilled exploration professionals in the area. Only one area fit this exacting criterion: the Australasia region, specifically Australia.

At the time of Sentry’s formation, energy prices were at half what they are today and China and India had just started to make news. A short time later I joined Sentry as President and CEO and initiated an aggressive strategy to secure a vast network of exploration properties in Australia, a region with excellent discovery potential. Then came the break we needed: the near financial collapse of the global economy and with it an unwinding in the price of oil.

This had dire consequences for individuals, investors and companies alike but it opened the door for us to secure four prospective permits situated in large, geologically prospective sedimentary basins in Australia on favorable terms.

My next goal was to find key individuals who had sterling reputations, influence within the industry and extensive exploration expertise in the region. I called my former partners and learned that they also sensed the opportunity, and joined the Sentry team. This executive leadership board then assembled one of the finest technical teams in the world, each with the right acumen to make Sentry a success.

Thanks to planning, timing and the efforts of our technical staff, we have assembled an onshore exploration portfolio that ranks as one of Australia’s largest and consists of interests in four projects totalling over 6.8 million net acres. If successful we will host the discovery of an entire new petroleum province in the Adavale Basin.

Australia is experiencing the highest level of exploration in its history, with expenditures totalling billions of dollars and acreage values continuing to escalate. Interestingly, since our land acquisition strategy commenced our market cap has grown 30%. Sentry Petroleum is debt free and with a market capitalization that has grown to approximately 75 million dollars, it’s firmly positioned at the forefront of some of the most successful new frontier basins in the world. And we’re confident our hard work will continue to pay off for our shareholders.

I hope you enjoy reading this guide and tracking our progress. Our long-term potential is matched only by the abundant resources of the region, and the world’s growing demand for energy.

Sincerely,

Dr. Raj Rajeswaran

President and CEO

Dr. Raj Rajeswaran, President, CEO, Executive Director

Dr. Rajeswaran holds a Ph.D. in Engineering and has 25 years exploration industry experience with Arco and Mobil. He has provided independent oil and gas advisory services to Rothschild & Sons, one of the world’s leading independent investment banking organizations, and is Special Petroleum Engineering Consultant to the Bank of Scotland, International Corporate Banking Division for South East Asia. Dr. Rajeswaran

brings a host of oil and gas business development expertise and relationships to Sentry Petroleum.

Alan Hart, Head of Exploration, Executive Director

Mr. Hart is the founder of Sentry Petroleum and has been a member of the Board of Directors since the company’s inception. Mr. Hart has 30 years upstream exploration management experience since obtaining his Masters Degree in Geology from the University of Texas at Arlington. Mr. Hart enjoys significant discovery success, particularly in South and Central Asia where he supervised a US$80 million annual exploration program in Indonesia. He was responsible for the drilling of 90 wells in 5 years with total discovery of 156 million barrels of oil and 600 billion cubic feet of gas. Mr. Hart is a published author and a highly sought-after petroleum consultant with global contacts in industry and government.

Dr. Geoff Weir, Head of Operations Planning

Dr. Weir was awarded a Ph.D. in Physics (Leeds, UK) prior to starting out in his career in the oil and gas industry in the Oil Recovery Project Division at the Atomic Energy Authority. He has worked internationally for Shell Oil in the UK, Brunei and Australia in a variety of reservoir engineering roles, mainly in prospects evaluation and development. He was Head of Planning and Liaison for five years with Shell Petroleum, responsible for coordinating the annual liquefied natural gas (LNG) delivery plan to Japan. He was responsible for optimizing the technical and commercial aspects of the entire gas chain, from its subsurface origin to the sales point.

Iynky Maheswaran, Chief Financial Officer, Executive Director

Mr. Maheswaran is Chief Financial Officer and a member of the Board of Directors. He holds a B.A. in Economics, a Masters in Business Administration and is a certified public accountant. Mr. Maheswaran brings a wealth of experience in corporate finance and strategic planning to Sentry Petroleum. He is responsible for Sentry’s deal structuring and risk mitigation business, as well as our corporate alliances, partnerships and business case development. Mr. Maheswaran’s key competencies lie in analytics and operations. In conjunction with our finance and accounting departments Mr. Maheswaran will oversee Sentry’s capital markets efforts and all accounting and management reporting functions.

Dr. John Kaldi, Director

Dr. Kaldi obtained his Ph.D. in Geology from Cambridge University, England, and has 28 years experience in the petroleum industry with such organizations as Shell, Arco and Vico. He is a global authority on petroleum seals and reservoirs with over 100 professional publications to his credit and is the recipient of several awards from the American Association of Petroleum Geologists including the prestigious Special Commendation for Significant Contributions to Petroleum Geology. Dr. Kaldi served as Director of the Australian National Centre for Petroleum Geology and Geophysics and is currently Chief Scientist of the Australian Cooperative Research Centre for Greenhouse Gas Technologies and holder of the Australian Chair of Geosequestration.

Arne Raabe, Director

Mr. Raabe is a member of the Board of Directors. He holds a B.A. in Finance and a Masters in Economics. Mr. Raabe brings a wealth of experience in corporate finance and SEC compliance to Sentry Petroleum and his key competencies lie in his understanding of the complex environment in which international oil companies operate. Having worked as a financial analyst with Norsk Hydro where he focused on supply/demand and pricing trends, he has a solid understanding of the economics of the energy industry. In addition to working closely with Mr. Maheswaran on financial structuring, as an independent director, Mr. Raabe will be responsible for overseeing reporting and regulatory compliance.

Heather Grant, Corporate Secretary

Ms. Grant has provided corporate secretarial services for over twelve years. She provides Sentry’s administrative advisory services on compliance requirements and provides the highest standards of reporting, disclosure and compliance. She is also responsible for the company’s accounting and payroll services, ensuring we are compliant with all statutory and commercial regulations. Heather also communicates with shareholders and investors, ensuring fair and accurate disclosure and timely communication with the investment community. By working closely with our investor relations consultant, we are able to provide an effective Investor Relations strategy that creates a better understanding of the company among shareholders and potential investors.

SENTRY’S EXPLORATION PORTFOLIO

In the following pages you will read about Sentry’s exploration permits and the prospects and leads we have identified. The key below is to assist you in understanding our exploration strategy and the opportunities.

Key Elements for Success:

Trap

A body of reservoir rock completely surrounded by impervious rock; a closed reservoir.

Source

Strata that contains an abundance of organic material that, under heat and pressure, chemically transforms into hydrocarbons.

Reservoir

A natural underground container of liquids, such as oil and gases. Reservoir rock is more porous than the surrounding sealing rock and is generally sandstone or limestone.

Seal

An impervious or less permeable rock overlying and laterally confining a reservoir rock; generally a layer of mudstone, siltstone or salt.

Authority to Prospect

The right of a company to explore is designated as an authority to prospect or an ATP issued by the Department of Mines and Energy. Each ATP is referenced by a number that identifies specific land holdings and ownership.

Size

Permits tend to become smaller as an area becomes mature. Sentry’s land holdings should be considered as vast in comparison to permits available in U.S. domestic onshore exploration. This means there is a heightened potential for significant longterm returns after an initial discovery.

% Interest

Subject to a 7% royalty to our partner, Sentry Petroleum controls all aspects of its exploration work. This includes operations, expenditures and entitlement. Management has left nothing to chance or outside interference.

Regional Players

The presence of outside companies that hold substantial interests in nearby permits or basins.

Potential

This section details the geological features that point to the presence of hydrocarbons. Though some of the terms are technical, we have provided a section defined as leads and prospects that highlight in greater detail the upside potential of each ATP.

Strategy

There is a saying, "Geology is a Science - Exploration is a Business."This section details the strategy that management and our technical team have designed to extract the highest chance of securing discovery success.

THE EXPLORATION PROCESS

Tracking Sentry’s Progress

To define the oil and gas exploration process, and give a clearer understanding of where Sentry Petroleum stands with each of its holdings, we’ve outlined the key steps in the progression, from initial geological evaluation to drilling and production. These steps take place both on and off the drilling site, and some may occur simultaneously, but each is critical to the achievement of discovery and production.

Geological Evaluation

Examining an area for potential exploration success includes the study of its geology and a review of previous seismic, drilling, and other technical data if available.

Program Overview

Formulating a general technical plan to use in negotiations.

Project Negotiations

Permit application process during which an exploration company must demonstrate to government officials that it has the technical expertise and financial resources to conduct valid exploration programs.

Permit Award

Official granting (permitting) of the desired area to a company with specific conditions regarding the period of time for exploration and development. In return, the government generally receives royalties from hydrocarbons produced.

Program Design Formulating a detailed technical plan outlining the activities necessary to begin the active exploration phase of the project. Plans may call for in-depth geological evaluation, additional seismic studies, field exploration, or a combination of these methods.

Geological/Seismic Analysis

Determining a potentially promising drilling area (lead) based on the technical team’s interpretation of additional geological studies and seismic surveys of the substructures in an area.

Prospect Definition

Upgrading of a lead based on confirmation of further technical analysis of a potential subsurface hydrocarbon trap.

Partnership Formation

Acquiring potential partners to carry the financial risk of a project, often upon confirming a drillable prospect. A partnership often involves payment of a premium to the permit holders, typically by the assumption of a major portion of initial drilling costs.

Pre-Drilling Planning

Final activities in preparation for drilling, such as contracting drilling equipment and crew, submitting environmental impact reports and obtaining all necessary approvals.

Exploratory Drilling

Drilling a well on a defined prospect and examining the cuttings (pieces of rock brought up in the drilling mud and other information) for evidence of petroleum. Even dry holes provide valuable subsurface information that can ultimately lead to a discovery on subsequent wells.

Discovery

Finding an accumulation of oil, gas or condensate reserves, the size of which can be estimated but not precisely quantified.

Production Testing

Measuring the flow rate of a producing well at a discovery site to determine its commercial potential.

Appraisal Drilling

Drilling additional wells in a discovery area to quantify field boundaries and reserve potential.

Field Development

Drilling production wells and developing other infrastructures to support production, including pipelines, processing plants, and field support.

Production

The point at which the field commercially produces oil, gas or condensate.

AUSTRALIA OVERVIEW

Current Areas of Interest

Why Australia?

Australia is undergoing a rapid expansion of its resource sector. The Business Monitor Index, one of the world’s leading business research institutions ranks Australia first within the entire Asian region for overall business environment. It is considered very attractive in a regional context, thanks largely to low levels of political and economic risk, an advanced petroleum industry, excellent licensing terms and a well-established competitive landscape involving several international oil companies (IOCs).

The latest national Australia Oil & Gas Report forecasts that the country will maintain its net oil export position and exhibit significant discovery potential. More importantly, the country is the world’s fifth largest gas producer, ranking ahead of energy super powers Oman, United Arab Emirates and Nigeria. And the trend is very promising. Australia’s share of Asian gas production will increase to 11.81% by 2011 - all this in the world’s fastest growing market.

Australia is also the second leading oil exporter in the Organization for Economic Cooperation and Development (OECD) and was ranked as one of the best places to explore by Robertson Research, the foremost petroleum exploration and production research institute. Major discoveries are fuelling multi-billion dollar acquisitions by Chinese and Indian companies as they scramble to secure their energy and resource needs. Of note is ConocoPhillips recent multi-billion dollar investment in Origin Energy, whose permits are adjacent to our two most prospective holdings.

A Balanced Portfolio

Discovery Potential

The Australian oil and gas sector is distinguished by the number of discoveries, per-well flow rates, and attractive commercial terms. For example, in many oil-prolific areas of the world, local governments can take as much as 90% of production revenues, whereas in Australia the royalty rate is effectively less than 46%. With this in mind we have formulated a precise exploration strategy aimed at securing and  capitalizing on this dynamic and rapidly evolving market.

Permit Potential

On the following pages, you’ll find overviews of our permits and the diverse exploration portfolio we hold in Australia. We have moved quickly to successfully negotiate prime exploration permits sandwiched between 11 trillion cubic feet of gas and just under 90 million barrels of oil. We have concentrated our efforts on securing permits in lightly-explored sedimentary basins that hold potential for the discovery of major oil and gas reserves. One of our more prospective permits is ATP 865, a 1.6 million acre block within 20 miles of producing wells with a combined value in excess of US$4 billion dollars. We also hold interests in more than 5 million acres across three other permits, all of which have encountered hydrocarbons. We believe these are strong indications that significant new reserves exist within our permits. In several of our high priority permits we have uncovered as many as 20 leads and prospects near or adjacent to substantial discoveries.

Balanced Approach

In negotiating and securing this prime acreage management has sought to balance high impact upside discovery potential with near term lower risk opportunities. The maintenance of this balance in our portfolio is a significant aspect of our acquisition and exploration strategy. It is our opinion that we have secured some of the most promising under explored onshore acreage in Australia. It represents an onshore land bank comparable to several major international oil companies including ConocoPhillips (NYSE: COP) and Santos (ASX: STO). Unlike these multi-billion dollar companies we believe we have significant potential to grow. Even a modicum of exploration success will have a significant impact on our company and share values.

As Goldman Sachs Vice President Kenneth Courtis commented, "China wants everything Australia’s got, everything. And we still can’t fathom the demand that China is going to generate in the years to come. Imagine another 250 million people urbanizing China over the next 20 years."

Australia (called the next Qatar) is the world’s fifth largest Liquefied Natural Gas (LNG) exporter.

Australia is one of the world’s biggest oil exporters, ranking No.2 in the Organization of Economic Cooperation and Development (OECD).

Australia currently produces a surplus in Natural Gas, enabling producers to sell to the high-paying Asian markets of China, Japan and Taiwan.

ADAVALE BASIN OVERVIEW

Sentry Permits within the Basin

Adavale Basin

The Adavale Basin is an entirely concealed subsurface basin, approximately 850 km west-northwest of Brisbane in south central Queensland. The preserved areal extent of the basin is 66,000 km2, including the Warrabin and Barcoo troughs. The Gilmore Gas field immediately north of ATP 865 and south of ATP 862, is a 16 billion cubic foot gas field that occupies a fold-related trap in Middle Devonian clastic rocks of the Log Creek Formation and the Lissoy Sandstone.

Exploration History

The Adavale Basin setting was established by comprehensive seismic surveys. Only 60 exploration wells have been drilled in the basin to date with the majority of exploration work focused in the Cooper sequences. Both the Gilmore and Log Creek discoveries were found in the Middle Devonian clastic sequence and it is our view that the true petroleum potential of the Adavale Basin remains largely untested. Most of our efforts will focus in this producing sequence and the Bury Limestone.

Exploration Potential and New Accumulations

Natural gas was first discovered in the Gilmore and the Log Creek wells. Additionally, petroleum shows have been recorded in Quilberry,Yongala, Leopardwood and Bodalla wells. Considerable areas of the basin have been uncovered with regional seismic reflection profiles and several studies have identified potential new petroleum reef reservoirs within the Bury Limestone and the Cooladdi Dolomite. Current gas discoveries, coupled with numerous oil shows strongly indicate the future discovery potential within the Adavale basin. We are currently loading and processing several thousand miles of line seismic data which has the potential to uncover 100 mmboe of hydrocarbons.

SHERWOOD PARK PROSPECT

Proximity to Success - A Discovery Comparison

Sentry’s land holdings are sandwiched between eleven trillion cubic feet of gas and 90 million barrels of oil, a production base valued at over $12 billion. Our lead project, the Sherwood Park project, is a large drill-ready target that sits within an immediate 62 mile proximity of two major discoveries valued at over 640 million dollars. Below is a summary of the similarities of the Sherwood Park prospect and these two major proximate discoveries. The comparison demonstrates several positive aspects of the Sherwood Park project: first, the distribution of similar source and reservoir rock is widespread; second, hydrocarbons have been generated at depth, expelled and trapped in areas immediately surrounding the prospect; and finally, commercial qualities of hydrocarbons are being produced within close proximity to Sherwood Park.

The Gilmore Gas Field

The Gilmore Gas Field (2 million barrels of oil equivalent) is located between permits 864 and 865, approximately 37 miles from the Sherwood Park prospect. Gilmore contains the same lithology as Sherwood Park with the primary target an erosional remnant of the Devonian Buckabie Formation. The linear feature trends to the north and has 100 meters of vertical relief and covers over 6.5 square miles at its closing contour. Major thrust faults exist and may have provided the conduits for the upward migration of hydrocarbons.

The Kenmore Oil Field

The Kenmore Oil Field (6 million barrels of oil) is located immediately west of permit 865, or approximately 62 miles from the Sherwood Park prospect. Like the Gilmore, the primary reservoir is the Lissoy Sandstone though the hydrocarbons are thought to have originated in the Log

Creek Formation and the Cooladdi Dolomite in the surrounding troughs. This comparison demonstrates several positive aspects about the prospectivity of Sherwood Park including the distribution of similar source rock and the generation of commercial quantities of oil.

The Sherwood Park prospect gives Sentry several opportunities for discovery success. We intend to target both the Lissoy and Buckabie Formations and will be targeting potential gas and oil accumulations.

Sherwood Park Prospect - Four Critical Elements Met

Four elements must be present for the generation and production of hydrocarbons: Source, Reservoir, Seal and Trap. Each of these key elements exist in the Adavale Basin.

Source

The organic-rich rock which contains the precursors to hydrocarbons. The Bury Limestone and Log Creek formations, common throughout our permits, are excellent source rocks. The Gilmore Gas discovery was sourced in the Log Creek formation.

Reservoir

A porous and permeable rock that holds the hydrocarbon reserves. The primary reservoir units in our permits are the Lissoy Sandstone and Log Creek, both which have excellent porosity and permeability.

Seal

A rock formation that impedes the escape of hydrocarbons from the reservoir rock. Throughout our permits the Boree Salt and Cooladdi Dolostone are common and act as seals.

Trap

A structural feature that ensures that hydrocarbons remain in the subsurface. Many traps exist within our permits in the form of large compressional folds and thrust complexes. Multiple traps within our permitted acreage contain hydrocarbon shows.

Permit No: ATP 865 Location: Onshore Adavale Basin Size: 1.67 million acre

Description

Authority to Prospect ATP 865 measures a total of 2,883 square miles. Sentry Petroleum Ltd. holds a 100% interest and is the Operator. Approximately 2,162 line miles of seismic have been shot over the permit area. ATP 865 is independently assessed to have potential for the discovery of economic volumes of oil or gas.

Potential

Within ATP 865 two wells encountered hydrocarbon shows on a seismically defined anticline reaching a total depth of 2764m. Within one drilled prospect twenty-three cores were cut and oil shows were reported in the Mooga sandstone between 1182 and 1197m. This establishes the potential of ATP 865 and informs our work program.

Strategy

Our primary focus is prepping the Sherwood Park prospect for drilling. We are loading and interpreting all seismic data and generating synthetics aimed at understanding the structural and stratigraphic controls on oil migration and entrapment.

Regional Players

• ConocoPhillips

• Santos

• Victoria Petroleum

• Bow Energy

Prospects and Leads

Bilby

Play stratigraphic; subcropping Devonian reservoirs

Trap uplifted Mid to Late-Devonian strata truncated by Carboniferous Unconformity

Reservoir sandstones of Lissoy Formation

Seal mudstones of Carboniferous-Permian age

Carney

Play structural; anticlinal trap

Trap Early to Mid-Devonian anticlines truncated by Carboniferous Unconformity

Reservoir sandstones of Log Creek Formation

Seal intra-formational mudstones of Devonian, Carboniferous-Permian age

Gibber

Play stratigraphic; bioherms

Trap Devonian reefal buildups on eastern side of Canaway Ridge

Reservoir Bury Limestone

Seal intra-formational mudstones of mid-Devonian age

Kopi

Play stratigraphic; bioherms

Trap indications of Devonian reefal buildups as seen in Quilberry-1 and Paroo-1

Reservoir Bury Limestone

Seal intra-formational mudstones of mid-Devonian age

Permit No: ATP 864 Location: Onshore Adavale Basin Size: 1.76 million acre

Description

ATP 864 lies in Central Queensland, and covers an area of 2,756 square miles. Approximately 1,385 line miles of seismic have been shot over the area. Sentry Petroleum Ltd. holds a 100% interest and is the Operator. ATP 864 is assessed to have potential for the discovery of economic volumes of hydrocarbons. The primary targets are oil within structural traps in the Jurassic sequence and gas within the Devonian Sandstones.

Potential

Sentry has mapped several leads in the southern part of the permit that look promising, particularly the Downs-1 well that encountered hydrocarbons. In addition, a geological study of the Jurassic section will be made to identify how stratigraphic components that affect the distribution of oil and gas.

Strategy

We have assimilated excellent regional geological and geophysical data in ATP 864. We intend to drill a conventional well to a depth of approximately 1,700m to target the Jurassic hydrocarbon potential. While gas is possible, geochemical data suggest oil will be the primary hydrocarbon generated in the area.

Regional Players

• ConocoPhillips

• Santos

• Origin Energy

Prospects and Leads

Bogong

Play structural /stratigraphic; drape fold with channeling

Trap basement drape fold with Mesozoic channeling along perimeter

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Gundy and Womma

Play structural; drape fold

Trap 4-way dip closures over basement faults

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Mogo

Play structural; anticline

Trap 4-way dip closure over basement thrust

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Nardo

Play structural / stratigraphic; drape fold with channeling

Trap basement drape fold with Mesozoic channeling along perimeter

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Permit No: ATP 862 Location: Onshore Adavale Basin Size: 1.85 million acre

Description

ATP 862 lies in Central Queensland and covers an area of 2,892 square miles. Sentry Petroleum Ltd. holds a 100% interest and is the Operator.

Approximately 1,803 line miles of seismic have been shot over the area. Sentry has identified several promising leads within the application area. The surface geology of the area is dominated by Cretaceous Winton Formation sandstones, siltstones and mudstones.

Potential

All four key geological elements are present for the generation of hydrocarbons. Three previous petroleum wells and one GSQ stratigraphic borehole have been drilled in our permit area. Hydrocarbons have been recovered in AMX Gaza-1 and a gas show was also seen in the lower Cretaceous Toolebuc Formation, which consists of shaly detrital limestone and organic shale.

Strategy

We have commenced geological and geophysical studies aimed at a detailed understanding of the structural and stratigraphic controls on oil migration and entrapment. Our strategy is to drill upholes and process 600 miles of seismic data.

Regional Players

• ConocoPhillips

• Santos

• Origin Energy

• Bow Energy

Prospects and Leads

Bangalow

Play structural; drape fold

Trap 4-way dip closure over deep basement fault

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Myall

Play structural /stratigraphic; drape fold with channeling

Trap basement drape fold with Mesozoic channeling along perimeter

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Pitchi

Play structural; anticline

Trap 4-way dip closures against normal fault

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Wilga

Play structural; fault closure

Trap 4-way dip closure over basement fault

Reservoir Jurassic Birkhead, Hutton, Adori and Hooray sandstones

Seal intra-formational mudstones of Devonian, Carboniferous-Permian, Jurassic age

Permit No: ATP 866 Location: Onshore Adavale Basin Size: 1.52 million acre

Description

ATP 866 is a rectangular block in Central Queensland covering an area of 2,382 square miles. Approximately 644 line miles of seismic have been shot over the permit area with surface geology dominated by Quaternary residual sediments with outcrops of Cretaceous siltstones. ATP 866 is assessed to have potential for the discovery of economic volumes of hydrocarbons and Sentry holds a 100% interest and is the Operator.

Potential

Two wells have been analyzed, Qulberry-1 and Mount Morris-1, both of which encountered hydrocarbon shows in the Devonian Log Creek Formation. The primary target, the Eromanga Basin sequence, contained excellent quality sandstone reservoirs. The Galilee basin sequence comprising Middle Triassic thick sandstone suggests a high energy fluvial environment. The relatively sandy Permian section suggests a fairly high energy fluvial environment, possibly glacial outwash fans.

Strategy

The initial phase of our exploration program will be the completion of our analysis of seismic data and subsequent mapping at each reservoir level. A review and assessment of the Jurassic section will be made to identify the possibility of stratigraphic components that may affect the distribution of oil and gas.

Regional Players

• ConocoPhillips

• Santos

• Origin Energy

Prospects and Leads

Brigalow

Play stratigraphic; Devonian bioherm

Trap carbonate buildup

Reservoir porous Bury Limestone

Seal intra-formational mudstones of Devonian, Carboniferous-Permian age

Corroboree

Play structural / stratigraphic; Devonian bioherm

Trap Mid-Devonian bioherm truncated by Carboniferous Unconformity

Reservoir porous Bury Limestone

Seal intra-formational mudstones of Devonian, Carboniferous-Permian age

Gidgee

Play structural / stratigraphic; anticline

Trap Early to Mid-Devonian anticlines truncated by Carboniferous Unconformity

Reservoir sandstones of Lissoy Sandstone and Log Creek Formation

Seal intra-formational mudstones of Devonian, Carboniferous-Permian age

Koradgi

Play structural; fault closure

Trap 3-way dip closure against normal fault

Reservoir Lissoy Sandstone

Seal intra-formational mudstones of mid-Devonian age, Carboniferous-Permian age

Leangle

Play structural; fault closure

Trap 3-way dip closure against normal fault

Reservoir Lissoy Sandstone

Seal intra-formational mudstones of mid-Devonian age, Carboniferous- Permian age

Lowan

Play stratigraphic; onlapping pinchout play

Trap Early to Mid-Devonian strata onlapping basement

Reservoir sandstones of Gumbardo, Log Creek and Lissoy formations

Seal intra-formational mudstones of Devonian, Carboniferous-Permian age

Mulga

Play structural; 4-way dip closure

Trap 4-way dip closure; rollover against normal fault

Reservoir Lissoy Sandstone

Seal intra-formational mudstones of mid-Devonian age, Carboniferous-Permian age

GLOSSARY OF INDUSTRY TERMS

Acreage

The area covered by a company’s exploration permits.

Anticline

A structure in which layers of rock are folded so as to form an arch or dome.

Appraisal Well

A well drilled after an existing discovery well in order to determine the extent of resources in the field.

Barrel

A unit of volume used for petroleum products: 1 barrel = 42 U.S. gallons (approximately 159 liters).

Basin

A segment of the earth’s crust which has downwarped and in which thick layers of sediments - including fossil fuels - have accumulated over a long period of time.

Condensate

Hydrocarbons such as natural gas, which are liquid under surface conditions but are gaseous in a reservoir.

Crude Oil

The oil that is produced from a reservoir after any associated gas has been separated from it.

Depletion

Reduction in the amount of petroleum reserves in a reservoir by production.

Development

The phase in which a proven oil or gas field is brought into production by drilling production wells and installing infrastructure.

Discovery

Finding an accumulation of oil and gas reserves, the size of which can initially be estimated but not precisely quantified.

Dry Hole

A well drilled without finding commercial quantities of oil or gas.

Exploration Well

A well drilled in a prospect area to determine the presence of oil or gas.

Fault

A fracture in a rock indicating earthquake activity and the likely presence of irregular geologic structures, which often serve as receptacles for hydrocarbons.

Formation

A group of rocks of the same age extending over a substantial area of a basin.

Frontier Exploration

Oil and gas exploration in an area that has seen little previous exploration but offers the potential of large reserves.

Geology

The science relating to the history and development of the earth’s crust.

Hydrocarbon

General term used for oil, gas, condensate and other petroleum products.

Joint Venture

An arrangement between two or more companies-usually with one acting as the operator-in which the participants share cost, interest and profit in exploration activity.

Lead

A positive indicator of the presence of hydro - carbons based on a geologic feature or structural pattern which, upon further investigation,

may be upgraded to a prospect.

Oil/Gas Condensate Field

A field that is producing or has proven to be capable of producing hydrocarbons.

Oil/Gas Seep

Natural flow of oil and gas to the earth’s surface through cracks and faults, indicating that a formation of hydrocarbons may be trapped somewhere nearby.

Oil/Gas Show

The detect able presence of hydrocarbons during the drilling of a well- a positive indication.

Pay Zone

The rock layers from which oil and/or gas can be produced.

Permit/License

An area that is granted to a company for a given period for exploration and development under specific terms and conditions.

Pipeline

A system of interconnected pipes that gather and transport oil and gas from a production area to a processing plant and to market.

Play

A combination of geologic features which have the potential for petroleum accumulation.

Prospect

A potential hydro - carbon trap which has been confirmed by geophysical and geological studies to warrant the drilling of an exploration well.

Reserves

Quantities of oil and/or gas that are considered to be economically recoverable to surface.

Reservoir

Sandstone, lime - stone, or other permeable sedimentary rock that is porous enough to provide storage space for oil, gas and water.

Seismic

A technique using low-frequency sound waves to determine the subsurface structure of the rocks, including their likelihood of holding oil.

Source Rock

Sedimentary rock, usually fine-grained shale rich in organic matter, whose geologic history has the right conditions of temperature, pressure and time to allow the formation of hydrocarbons.

Top Seal

A rock formation through which hydrocarbons cannot move, which lies above a subsurface trap and ensures oil/gas does not leak away.

Trap

A geologic structure in which hydrocarbons build up to form a field of oil or gas.

Wildcat Well

An exploratory well drilled without knowledge of the contents of the underlying rock formations.

The information contained in this report does not constitute full, true and plain disclosure of all material facts relating to the business of Sentry Petroleum Ltd. The information is of a summary nature, and accordingly incomplete, and events may have occurred which have made the information dated or incorrect. The reader is referred to the annual report, quarterly reports, annual audited and quarterly unaudited consolidated financial statements, current registration statement and amendments thereto, news releases, insider reports, reports of material changes and other information contained in the public file maintained by applicable regulatory authorities. Persons are cautioned that the business of Sentry Petroleum Ltd., oil and gas exploration, is inherently risky and of a speculative nature.